SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 30, 2010


                             CIRALIGHT GLOBAL, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                        0-54036                  26-4549003
(State or other jurisdiction         (Commission              (IRS Employer
    of incorporation)                File Number)         Identification Number)

             670 E. Parkridge, Suite 112, Corona, California 92879
              (Address of Principal Executive Offices) (Zip Code)

                                 (877) 520-5005
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement  communication pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communication pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.133-4(c))
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ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN  OFFICERS;  ELECTION OF  DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

     On December 30, 2010, the Company's Board of Directors approved and adopted the Company's 2010 Employee and Consultant Stock Incentive Plan ("Plan") and reserved a total of 800,000 shares of common stock for issuance pursuant to the Plan. The Plan does not discriminate in scope, terms or operation, in favor of executive officers or directors of the Company and salaried employees will be entitled to participate in the Plan. A copy of the Plan is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

     On December 30, 2010, the Board of Directors granted a total of 605,000 options at an exercise price of $.425 per share, exercisable over five years from the date of grant. 275,000 stock options were granted to the Company's President, Jeffrey Brain, for achieving certain milestones and for serving on the Board of Directors. 100,000 stock options were granted to Frederick Feck, a Director of the Company, for serving on the Board of Directors in 2010.

ITEM 9.01 EXHIBITS

     (d)  Exhibits

          99.1 Ciralight Global, Inc. 2010 Employee and Consultant Stock Incentive Plan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 5, 2011

                                       CIRALIGHT GLOBAL, INC.


                                       By: /s/  Jeffrey S. Brain
                                           ------------------------------------
                                           Jeffrey S. Brain
                                           President and Chief Executive Officer

                                       2
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                                 EXHIBIT INDEX

Exhibit No.                     Description of Exhibit
-----------                     ----------------------

  99.1              Ciralight Global, Inc. 2010  Employee  and  Consultant Stock
                    Incentive Plan